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                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch California Insured Municipal Bond Fund of
Merrill Lynch California Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-55864 of our report dated October 7, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
November 25, 1997